                                                                    EXHIBIT 99.3

                                        February 16, 1999

GreenPoint Financial Corp.
90 Park Avenue
New York, New York 10016

To the Board of Directors:

        I hereby consent to being named as a person about to become a director of GreenPoint Financial Corp., a Delaware corporation ("GreenPoint"), in connection with the consummation of the merger (the "Merger") of a wholly-owned subsidiary of GreenPoint ("Merger Sub") with and into Headlands Mortgage Company, a California corporation ("Headlands"), pursuant to which Headlands will become a wholly-owned subsidiary of GreenPoint, in the Registration Statement on Form S-4 filed by GreenPoint with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                                Sincerely,



                                                /s/ Peter T. Paul

                                                Peter T. Paul